UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 30, 2019
TILLY’S, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
(949) 609-5599
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	TLYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Tricia D. Smith

On September 30, 2019, Tilly’s, Inc. (the “Company”) publicly announced the appointment of Tricia D. Smith, age 48, to serve as the Company’s Executive Vice President, Chief Merchandising Officer, effective September 30, 2019.

Prior to joining the Company, Mrs. Smith served as Executive Vice President, General Merchandise Manager of Women’s, Young Contemporary, Designer and Specialized Apparel at Nordstrom, Inc. (“Nordstrom”), a fashion specialty retailer, since October 2016 and as Executive Vice President, General Merchandise Manager of Women’s, Young Contemporary and Designer Apparel at Nordstrom from June 2014 to September 2016. During Mrs. Smith’s 25-year tenure at Nordstrom, she served in a variety of roles, including various significant merchandise management roles for several of Nordstrom’s departments.

In connection with the commencement of Mrs. Smith’s employment, the Company and Mrs. Smith entered into an employee offer letter agreement (the “Agreement”); the following describes the material terms of the Agreement.

The Agreement provides for an initial annual base salary of $550,000 and the opportunity to earn an annual cash bonus targeted at an amount equal to 75% of Mrs. Smith’s annual base salary, with a maximum amount equal to 150% of Mrs. Smith’s annual base salary (prorated for fiscal 2019). Mrs. Smith’s annual cash bonus for fiscal 2019 will be based on the achievement of budgeted pre-bonus operating income and will be calculated by linear interpolation for achievement between 85% and 115% of target. Subsequent annual cash bonuses will be determined based on the achievement of applicable Company performance goals; however, for each of fiscal years 2020, 2021, 2022 and 2023, Mrs. Smith’s annual cash bonus will be no less than $250,000 per year.

Mrs. Smith is entitled to receive a one-time signing bonus in the amount of $300,000, which will be paid in three substantially equal installments, with the first installment paid on the payroll date immediately following Mrs. Smith’s employment start date, and the following two installments paid on the first and second anniversary of the start date, in each case, subject to Mrs. Smith’s continued employment through the applicable payment date. If Mrs. Smith resigns for any reason or if Mrs. Smith’s employment is terminated by the Company for “cause” (as defined in the Agreement), Mrs. Smith will be required to repay a portion of the most recently-paid $100,000 installment, in an amount equal to (i) $100,000, less (ii) an amount equal to, with respect to each full calendar month after the start date (or applicable anniversary thereof), 1/12 of $100,000.

The Company will reimburse Mrs. Smith for (i) reasonable expenses related to Mrs. Smith’s relocation to Orange County, California, (ii) expenses related to Mrs. Smith’s commute between Orange County, CA and Washington for up to two trips per month until December 31, 2019 and (iii) the costs of her current lease agreement in Washington until July 31, 2020. Should Mrs. Smith resign without “good reason” (as defined in the Agreement) or if Mrs. Smith’s employment is terminated by the Company for cause, in either case, within one year of Mrs. Smith’s start date, Mrs. Smith will be required to repay all relocation expenses received by the Company.

In addition, Mrs. Smith will receive an option to purchase 300,000 shares of the Company’s common stock, with 25% of the shares underlying the option vesting on each of the first, second, third and fourth anniversaries of Mrs. Smith’s start date, subject to her continued service through the applicable vesting date. Mrs. Smith will be eligible to participate in all customary employee benefit plans or programs of the Company generally available to the Company’s full-time employees.

If Mrs. Smith’s employment is terminated without cause in contemplation of a “change in control” (as defined in the Agreement), or within 90 days immediately following the consummation of a change in control, her outstanding and unvested Company equity awards will accelerate in full.

The Agreement also includes customary non-competition, non-solicitation and non-disparagement covenants.

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by the terms of the Agreement, a form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

There are no (i) family relationships between Mrs. Smith and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company or (ii) related party transactions with Mrs. Smith requiring disclosure pursuant to Item 404 of Regulation S-K.

Promotion of Michael L. Henry

Effective as of September 26, 2019, Michael L. Henry has been promoted to Executive Vice President, Chief Financial Officer of the Company. In connection with Mr. Henry’s promotion, the Compensation Committee of the Board of Directors of the Company approved an increase to Mr. Henry’s target annual cash bonus opportunity from 50% of his base salary to 75% of his base salary, and an increase to Mr. Henry’s maximum annual cash bonus opportunity from 100% of his base salary to 150% of his base salary.

Item 7.01	Regulation of FD Disclosure.

On September 30, 2019, the Company issued a press release announcing the appointment of Mrs. Smith as the Company’s Executive Vice President, Chief Merchandising Officer and the promotion of Mr. Henry to the Company's Executive Vice President, Chief Financial Officer. A copy of this press release is furnished herewith as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

10.1     Offer Letter dated September 11, 2019, for Tricia D. Smith

99.1    Press Release, dated September 30, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: September 30, 2019	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Chief Financial Officer